UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2026

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39933	46-5158469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 390-3880

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 27, 2026, urban-gro, Inc. (the “Company”) dismissed Sadler, Gibb & Associates, LLC (“Sadler”) as the Company’s independent registered public accounting firm. The decision to dismiss Sadler was approved by the audit committee of the Company’s board of directors on February 27, 2026.

Sadler had been retained by the Company on May 29, 2024. Sadler’s reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022, 2023 and 2024 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

From the date Sadler was engaged by the Company through the date of dismissal, there have been no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Sadler, would have caused them to make reference thereto in their report on the financial statements.

From the date Sadler was engaged by the Company through the date of dismissal, there have been no reportable events, as that term is defined in Item 304(a)(1)(v) of under the Securities Exchange Act of 1934, as amended.

The Company has requested Sadler to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statement made above by the Company.  A copy of such letter, dated March 3, 2026, is filed herewith as Exhibit 16.1 and incorporated herein by reference.

New Independent Accountants

On March 3, 2026, Suri and Co., Chartered Accountants (“Suri”), Certified Public Accountants of Chennai, India, were appointed by the Company to audit the Company’s financial statements for the year ended December 31, 2025.

During the Company’s two most recent fiscal years and the subsequent interim periods preceding their appointment as independent accountants, neither the Company nor anyone on its behalf consulted Suri regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered of the Company’s consolidated financial statements, nor has Suri provided to the Company a written report or oral advice regarding such principles or audit opinion, or (2) any matter that was either the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 8.01. Other Events

On March 4, 2026, the Company received a written notice from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) informing the Company that it has regained compliance with the Stockholders’ Equity Requirement, the Annual Meeting Requirement and the Timely Filing Requirement.

As previously reported, on October 14, 2025, urban-gro, Inc. (the “Company”) attended a hearing before a Nasdaq Hearings Panel (the “Panel”) in connection with a determination letter that the Company received from the Nasdaq Listing Qualifications Department on August 28, 2025 due to the Company’s non-compliance with (i) Nasdaq Listing Rule 5550(a)(2) due to the Company’s common stock having had a bid price of less than $1.00 per share for 30 consecutive business days (the “Bid Price Rule”), (ii) Nasdaq Listing Rule 5250(c)(1) due to the Company’s delay in filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2025 and June 30, 2025 (the “Timely Filing Requirement”), and (iii) Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain minimum stockholders’ equity of $2.5 million (the “Stockholders’ Equity Requirement”). Also as previously reported, on October 30, 2025, the Company received a notice from Nasdaq notifying the Company that the Panel had determined to grant the Company’s request to continue its listing on The Nasdaq Capital Market, conditioned on the Company regaining compliance with the Timely Filing Requirement and the Stockholders’ Equity Requirement on or before December 31, 2025 and regaining compliance with the Bid Price Rule on or before January 28, 2026. The Company also received a determination letter on November 18, 2025 with respect to the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2025, resulting in an additional basis for delisting the Company’s securities. Additionally, as previously reported, on January 6, 2026, the Company received a determination letter (the “Letter”) from Nasdaq stating that because the Company did not hold an annual meeting of stockholders within twelve months from the Company’s prior fiscal year end as required by Nasdaq Listing Rule 5620(a) (the “Annual Meeting Requirement”), the resulting non-compliance would be an additional basis for delisting the Company’s securities.

On January 13, 2026, the Panel notified the Company that it had granted a further extension to regain compliance with the Stockholders’ Equity Requirement, the Annual Meeting Requirement and the Timely Filing Requirement on or before February 17, 2026 and with the Bid Price Rule on or before February 24, 2026.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this Report.

Exhibit No.	Description
16.1	Letter to SEC from Sadler, Gibb & Associates, LLC dated March 3, 2026
104*	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2026	URBAN-GRO, INC.

	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

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